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                                                                    EXHIBIT 10.6

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                               AMENDMENT NO. 2 TO

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

         THIS AMENDMENT NO. 2 ("AMENDMENT NO. 2") is entered into as of the 18th day of July, 2007 (the "AMENDMENT NO. 2 EFFECTIVE DATE"), by and between RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation duly organized and validly existing under the laws of the State of Colorado (the "COMPANY") and CANVASBACK COMPANY LIMITED, a company organized and validly existing under the laws of Anguilla ("CANVASBACK") and amends the Convertible Note Purchase Agreement entered into between the Company and Canvasback as of October 17, 2006 and subsequently amended on December 15, 2006 (the "AGREEMENT"). Unless otherwise expressly defined herein, all capitalized terms and Section references used herein shall have the meanings set forth in the Agreement.

         WHEREAS, as of the Amendment 2 Effective Date, the Company and Canvasback desire to amend the terms of the Convertible Notes issued pursuant to the Agreement;

         Whereas, a Conversion Event has occurred under the Agreement and Canvasback wishes to convert debt payable pursuant to the Convertible Notes into shares of Company common stock pursuant to the terms hereof;

         NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and the Agreement, the Company and Canvasback hereby agree to amend the Agreement as follows:

         1. OUTSTANDING BALANCE OF LOANS. The parties agree that the outstanding balance of all principal and unpaid accrued interest under the Convertible Notes issued or issuable under the Agreement is Three Million Two Hundred and Three Thousand, Eight Hundred Eighty-Nine Dollars and Ninety-Seven Cents, ($3,203,889.97) (the "CURRENT OUTSTANDING BALANCE") as of the Amendment 2 Effective Date, consisting of Two Million Nine Hundred Thirty-Three Thousand, Eight Hundred Ninety-Six Dollars ($2,933,896) in principal and Two Hundred Sixty-Nine Thousand, Nine Hundred Eighty-Five Dollars and Ninety-Seven Cents ($269,985.97) of accrued unpaid interest

         2. REPRESENTATIONS OF CANVASBACK. Canvasback represents and warrants that (i) as of the Amendment 2 Effective Date, Canvasback is an "accredited investor" as defined by Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) Canvasback has not sold, transferred, assigned, pledged or otherwise hypothecated any of the Convertible Notes or any rights pursuant to the Convertible Notes or the Agreement, and (iii) that it will deliver to the Company all Convertible Notes within five business days following the Amendment 2 Effective Date for conversion or reissuance pursuant to Section 3 of this Amendment No. 2.




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         3. INITIAL CONVERSION OF SHARES AND ISSUANCE OF NEW CONVERTIBLE NOTE.

                  (a) The Parties agree that Canvasback is hereby converting One Million, Seven Hundred Eighty-Seven Thousand Eight Hundred Dollars ($1,787,800) of the Current Outstanding Balance into Sixty-Five Million (65,000,000) shares of Company Common Stock (the "INITIAL CONVERSION SHARES") and that the remaining balance of One Million Four Hundred Sixteen Thousand and Eighty-Nine Dollars and Ninety-Seven Cents ($1,416,089.97) shall be consolidated into a single convertible note in the form attached hereto as Exhibit B (the "NEW CONVERTIBLE NOTE") with a maturity date of July 18, 2009.

                  (b) Within five business days following the Amendment No. 2 Effective Date, the Company shall issue the Sixty-Five Million (65,000,000) Initial Conversion Shares.

         4. SUBSEQUENT CONVERSION SHARES.

                  (a) Within five business days following any conversion pursuant to Section 6 of this Amendment No. 2 of the outstanding balance of principal and unpaid accrued interest of the New Convertible Note, the Company shall issue such shares ("SUBSEQUENT CONVERSION SHARES") to Canvasback.

         5. REGISTRATION RIGHTS. Article IV of the Agreement, pertaining to Registration Rights, is hereby deleted in its entirety. Holders of the Initial Conversion Shares or Subsequent Conversion Shares shall not be entitled to any rights to have such shares registered on any registration statements filed by the Company with the Securities and Exchange Commission or any equivalent filings in any state for foreign jurisdiction.

         6. CONVERSION RIGHTS.

                  (a) Section 2.2(d) of Article II, pertaining to Conversion Rights is hereby deleted in its entirety and the outstanding balance of the New Convertible Note shall have the conversion rights only as provided in this
Section 6 of Amendment No. 2. From the Subsequent Conversion Commencement Date (as defined below) until the Maturity Date (the "CONVERSION PERIOD"), the outstanding balance of the New Convertible Note may be converted at the option of Canvasback in whole or in part, at once or from time to time, into shares (the "SUBSEQUENT CONVERSION SHARES") of the Company's common stock, par value $0.01 per share. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the aggregate amount of principal and accrued but unpaid interest on this Note as of the date of conversion, by (b) the Conversion Price (as defined below). The "CONVERSION PRICE" is Two and One-half Cents ($0.025), subject to adjustment pursuant to
Section 6(b) of this Amendment No. 2. The "SUBSEQUENT CONVERSION COMMENCEMENT DATE" shall be such date following the Amendment No. 2 Effective Date on which the Company effects an increase in its authorized common stock and/or a reverse split of its common stock, such that the Company has sufficient authorized unissued shares of Common Stock to effect the conversion of the balance of the New Convertible Note. Canvasback acknowledges that the Company can provide no guaranty that the Subsequent Conversion Commencement Date will occur commencing the Conversion Period. To exercise the conversion rights provided by this


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Section 6 of Amendment No. 2, Canvasback must provide written notice requesting such conversion to the Company during the Conversion Period. The Initial Conversion Shares and the Subsequent Conversion Shares are collectively referred to as the "CONVERSION SHARES."

                  (b) If the Company, at any time while the New Convertible Note is outstanding, (i) pays a stock dividend on its Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be adjusted to be equal to Two and One-half Cents ($0.025) multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

         7. RESTRICTIONS ON TRANSFER,.

                  (a) Canvasback shall not sell, contract to sell, transfer, assign, pledge or otherwise hypothecate the New Convertible Note or any of its rights under the Agreement without the prior written consent of the Company, which the Company may withhold at its sole discretion.

                  (b) For the period commencing on the Amendment No. 2 Effective Date and terminating on the third anniversary of the Amendment No. 2 Effective Date (the "TRICKLE-OUT TERM") Canvasback shall not sell, contract to sell, transfer, assign, pledge or otherwise hypothecate any number of Conversion Shares exceeding Five Percent (5%) of the Company's Outstanding Shares (as defined below) in any calendar month without the Company's prior written permission which the Company may withhold at its sole discretion (the "TRICKLE-OUT RESTRICTIONS"). "OUTSTANDING SHARES" shall refer to the number of the Company's outstanding shares of common stock and shall be determined for any particular calendar month pursuant to the most recent public report or public statement released by the Company stating such number during or preceding such month. Canvasback acknowledges that, in addition to the Trickle-Out Restrictions, the Conversion Shares are subject to the restrictions on resale imposed by federal and state securities laws and/or the securities laws of any applicable foreign jurisdiction. Canvasback further acknowledges that for the period of time it is considered an "affiliate" of the Company (as defined by the Securities Act of 1933, as amended, and the rules promulgated thereunder) whether during the Trickle-Out Term or after, any sale of Company shares held by Canvasback will be subject to Rule 144 promulgated under the Securities Act of 1933, as amended, including certain volume limitations on sales by affiliates.

                  (c) The Company may cause its transfer agent to place a stop transfer order on all Conversion Shares. The Company may also cause a restrictive legend to be placed on all certificates evidencing the Conversion Shares in substantially the following form:


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                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD,
                  TRANSFERRED, ASSIGNED, PLEDGED, or OTHERWISE HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS OF THE CONVERTIBLE NOTE PURCHASE AGREEMENT DATED OCTOBER 17, 2006, AS AMENDED, ENTERED INTO BY AND BETWEEN THE CORPORATION AND CANVASBACK COMPANY LIMITED.

Such restrictive legend shall be in addition, and not in place of any applicable restrictive legends the Company reasonably believes to be necessary under applicable securities laws.

                  (d) During the Trickle-Out Term, the Company may cause its transfer agent to place a stop transfer order on the Conversion Shares, to prevent the transfer of Conversion Shares on the books of the Company except in compliance with Trickle-Out Restrictions.

                  (e) In the event that the Company's shares are to be listed on the TSX Venture Exchange, Canvasback agrees to execute an escrow agreement in the form requested by the TSX Venture Exchange (the "TSX ESCROW AGREEMENT"), restricting the sale of all Company stock (including Conversion Shares) then held by Canvasback and causing all such shares to be escrowed. The Parties agree that the terms of any such fully executed TSX Escrow Agreement shall supersede the terms of this Section 7 of Amendment No. 2.

         8. As hereby amended and supplemented, the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the Amendment Effective Date above.


RECLAMATION CONSULTING
AND APPLICATIONS, INC.:                      ATTEST:


   By:   /s/ Gordon W. Davies                By: /s/ Michael C. Davies
         Gordon W. Davies                          Michael C. Davies
         President                                 Secretary


CANVASBACK COMPANY LIMITED:


   By:   /s/ Bernadine Romney
   Name: Bernadine Romney
         Authorized Signatory


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                                    EXHIBIT B
                                       TO
                               AMENDMENT NO. 2 TO
                       CONVERTIBLE NOTE PURCHASE AGREEMENT

                           CONVERTIBLE PROMISSORY NOTE

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), NOR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


                           CONVERTIBLE PROMISSORY NOTE

$1,416,089.97                                                      July 18, 2007

         FOR VALUE RECEIVED, RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (hereinafter referred to as the "BORROWER"), hereby promises to pay to the order of CANVASBACK COMPANY LIMITED, an Anguilla company, (hereinafter referred to as the "LENDER"), at his/her/its principal address located at Hannah Waiver House, The Valley, Anguilla BWI, or such other place or places as the Lender may hereafter direct from time to time, in lawful money of the United States and in immediately available funds, the principal sum of One Million Four Hundred Sixteen Thousand and Eighty-Nine Dollars and Ninety-Seven Cents ($1,416,089.97).. This Convertible Promissory Note (hereinafter referred to as the "NOTE") shall accrue simple interest at the rate of ten percent (10%) per annum, calculated on the basis of a 365-day year from the date of this Note. The aggregate amount of all principal and accrued interest shall be due and payable on the second (2nd) anniversary of the date hereof (hereinafter referred to as the "MATURITY DATE"). This Note shall be unsecured by the Borrower or any other person, and non-recourse to any shareholder, officer, director, employee, agent or representative of the Borrower.

1. PURCHASE AGREEMENT. This Note is issued pursuant to that certain Note Purchase Agreement, dated as of October 17, 2006 and as amended on December 15, 2006 by Amendment No. 1 and on July 18, 2007 by Amendment No. 2, by and between the Borrower and the Lender (as amended, the "PURCHASE AGREEMENT"), and is subject to the provisions thereof. If any dispute arises between the terms of the Purchase Agreement and the terms of this Note, the terms of the Purchase Agreement shall prevail. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth in the Purchase Agreement

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2. CONVERSION. If, during the Conversion Period, in the sole and exclusive option of the Lender, the Lender should desire to convert the amount of indebtedness represented hereby, or a portion thereof, into Subsequent Conversion Shares in lieu of the repayment obligation of such Borrower pursuant to this Note, then Lender shall give notice to such effect prior to the Maturity Date and in compliance with the terms and restrictions of the Purchase Agreement. The number of Subsequent Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the aggregate amount of principal and accrued but unpaid interest on this Note as of the date of conversion, by the Conversion Price. If this Note, or any portion of indebtedness represented hereby, is converted into Subsequent Conversion Shares as provided herein, then the provisions of this Note relating to the obligation of the Borrower to pay principal and interest to Lender, set forth above, shall be null and void and no payment of principal and interest shall be owed or paid by Borrower thereafter with respect to the amount of indebtedness converted into Subsequent Conversion Shares.

3. INTEREST PAYMENTS. With the Lender's prior written approval, the Borrow may pay the accrued interest on the principal amount of this Note, in whole or in part, at any time and from time to time, without penalty, during the term of this Note or at the Maturity Date.

4. NO VOTING RIGHTS. This Note shall not entitle Lender to any voting rights or other rights as a stockholder of Borrower.

5. TRANSFERS. This Note may be transferred only in compliance with the Note Purchase Agreement and with applicable federal and state securities laws, and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Lender agrees to provide a form W-9 to Borrower on request.

6. WAIVER. No waiver of any provision of this Note shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. This Note shall inure to the benefit of the Lender, his heirs, executors, successors and permitted assigns, PROVIDED, however, that this Note shall not be assignable to any party by contract or by operation of law without the prior written consent of the Borrower. The obligations of the Borrower arising hereunder shall become the obligations of any successor in interest or assignee thereof, whether by contract or by operation of law.

7. GOVERNING LAW; VENUE. This Note shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Note, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the


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State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.


THE BORROWER:

RECLAMATION CONSULTING                       ATTEST:
 AND APPLICATIONS, INC.


     By: _________________________             By: ___________________________
         Gordon Davies                             Mr. Mike Davies
         President                                 Secretary


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